Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234735 on Form S-3 and Registration Statement Nos. 333-237238, 333-230689 and 333-254294 on Form S-8 of our report dated March 4, 2022, relating to the financial statements of LogicBio Therapeutics, Inc. appearing in this Annual Report on Form 10-K of LogicBio Therapeutics, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 4, 2022